Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated August 19, 2019, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the financial statements of Ecoark Holdings Inc. and its subsidiaries which appears in this Registration Statement on Form S-1

/s/ RBSM LLP
RBSM LLP
805 Third Avenue New York, NY 10022

December 6, 2019